UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2023

BLOOM ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

001-38598

(Commission File Number)

Delaware	77-0565408
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

408 543-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

(1)     The registrant’s Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below as to the satisfaction and discharge of (i) the Indenture, dated as of May 1, 2020 (the “Indenture”), among Bloom Energy Corporation (the “Company”), as issuer, the guarantor named therein (the “Guarantor”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and as collateral agent (“U.S. Bank”), with respect to the Notes (as defined below), and (ii) the related security documents, including the Security Agreement, dated as of May 1, 2020 (the “Security Agreement”), among the Company and U.S. Bank, as trustee and as collateral agent, is incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

Effective June 8, 2023, following the deposit of the Redemption Amount (as defined below) with U.S. Bank, and the satisfaction of other conditions set forth in the Indenture, the Indenture was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the Indenture, the Company and the Guarantor have been released from their obligations under the Indenture, the Notes, and the guarantees thereof, except those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

As a condition to the satisfaction and discharge of the Indenture, on June 1, 2023 (the “Redemption Date”), the Company irrevocably deposited sufficient funds with U.S. Bank to redeem all of the outstanding $57,645,041 aggregate principal amount of its 10.25% Senior Secured Notes due 2027 (the “Notes”), at a price equal to 104% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date (collectively, the “Redemption Amount”). The Company previously notified the holders of the Notes on May 17, 2023, that it had elected to redeem the Notes on the Redemption Date. The Redemption Amount was paid using a portion of the proceeds from the issuance of the Company’s 3.00% Green Convertible Senior Notes due 2028.

In connection with the satisfaction and discharge of the Indenture and the release of the Notes Collateral (as defined in the Indenture), the Company also satisfied and discharged its obligations under the related security documents, including the Security Agreement, in accordance with the terms of such documents and the terms of the Indenture.

The above descriptions of certain provisions of the Indenture and Security Agreement are a summary and are not complete, and are qualified in their entirety by reference to the full text of the Indenture and Security Agreement, copies of which are filed as Exhibit 4.4 and Exhibit 4.6, respectively, to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date: June 9, 2023	By:	/s/ Shawn M. Soderberg
Shawn M. Soderberg
EVP, General Counsel and Secretary